THIS NOTE PURCHASE  AGREEMENT (THE  "AGREEMENT") is made as of December
10, 1999, by and among Cascade INVESTMENT LLC, A WASHINGTON LIMITED LIABILITY COMPANY ("BUYER"), and Lynch Interactive Corporation, a Delaware CORPORATION ("SELLER")

                                  INTRODUCTION

         1. Seller desires to sell to Buyer and Buyer and Buyer desires to purchase from Seller the CONVERTIBLE PROMISSORY NOTE (THE "NOTE") in the form attached as Exhibit A.

         2. Buyer will, simultaneous upon entering into this Agreement, enter into an Option to Sell AGREEMENT (THE "OPTION") WITH MARIO J. GABELLI ("GABELLI") providing for the sale, at Buyer's option, of the Note to Gabelli. The Option is secured by an irrevocable standby letter of credit.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.       PURCHASE AND SALE.

         1.1 PURCHASE AND SALE. At the Closing, as defined in Section 1.3 below, Buyer shall purchase from Seller and Seller shall issue to Buyer the Note. Buyer and Seller shall enter into a Registration Rights AGREEMENT IN THE FORM OF EXHIBIT B (THE "REGISTRATION RIGHTS AGREEMENT"). The Note is convertible into the NUMBER OF SHARES OF COMMON STOCK OF THE SELLER (THE "CONVERSION SHARES") and on the terms as provided in this Agreement.

         1.2 PURCHASE PRICE. In consideration for the sale of the Note, Buyer shall pay to Seller, by wire transfer in immediately available funds, Twenty Five Million U.S. Dollars (U.S. $25,000,000) (the "Consideration").

                  1.3 CLOSING. THE CLOSING OF THE PURCHASE AND SALE OF THE NOTE HEREUNDER (THE "CLOSING") shall be held by telephone among the parties and their respective legal counsel. The Closing shall be effective upon the receipt by all parties of facsimile signatures of the other parties to such agreements and the receipt of the Consideration; provided, that each party covenants to submit to the other party promptly by overnight delivery execution originals of counterpart signature pages. The Closing will be held at 10:00 A.M. on December 10, 1999, or at such other time and place upon which Seller and Buyer shall agree.

2.       REPRESENTATIONS AND WARRANTIES.

         2.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Except as disclosed to Buyer in writing prior to the date hereof, Seller represents and warrants to Buyer as follows:

                  2.1.1 ORGANIZATION; STANDING AND POWER. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which it is required to be so qualified by applicable laws.

                  2.1.2 CAPITAL STRUCTURE; OWNERSHIP OF SHARES. The authorized capital stock of the Seller CONSISTS OF TEN MILLION (10,000,000) SHARES OF COMMON STOCK (THE "SHARES"), of which 1,412,383 Shares are issued and outstanding. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. Other than as DISCLOSED IN SELLER'S SEC REPORTS (as defined below), there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements, or rights of any character to which the Seller is a party or by which the Seller may be bound obligating the Seller to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of the capital stock of the Seller, or obligating the Seller to grant, extend, or enter into any such option, warrant, call, conversion right, commitment, agreement, restriction, or right. Delivery of the Shares to Buyer upon conversion of the Note will vest valid title thereto in Buyer, free and clear of all liens, encumbrances, claims, and limitations of every kind.

                  2.1.3 AUTHORITY. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

                  2.1.4 NO CONFLICT. The execution and delivery of the Agreement and the performance of the transactions contemplated hereunder will not violate, conflict with, constitute a default or breach under, any material agreement, contract, or instrument to which Seller may be bound or of any judgment, order, decree to which Seller may be bound, nor will the execution, delivery and performance of this Agreement result in the creation of any mortgage, pledge, lien, encumbrance or charge upon the Shares.

                  2.1.5 LITIGATION. Except as disclosed in the SEC Reports, there is no pending or, to the best of Seller's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or GOVERNMENTAL
INVESTIGATION ("LITIGATION") to which the Seller is a party or by which any material portion of its assets, taken as a whole, may be bound, which Litigation, if adversely determined, would have a material adverse effect on the Seller.

                  2.1.6 ACCURACY OF REPORTS; FINANCIAL STATEMENTS. All reports required to be filed with the SEC by the Seller during the twelve month period preceding the date of this Agreement under the Securities EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), copies of which have been made available to the Buyer (the "SEC REPORTS"), have been duly and timely filed, were in substantial compliance with the requirements of their respective forms when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state material fact necessary in order to make the statements made therein in light of the circumstances in which MADE NOT MISLEADING. THE FINANCIAL STATEMENTS OF THE SELLER INCLUDED IN THE SEC REPORTS (THE "FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the consolidated financial position of the Seller and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). Except as set forth in the SEC Reports, the Seller does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Seller or in the notes thereto which could reasonably be expected to have a material adverse effect on the Seller.

                  2.1.7 SOLVENCY; NO DEFAULT. The Seller has sufficient funds, assets and cash flow to pay its debts and other liabilities as they become due, and the Seller is not in default with respect to any material debt or liability.

                  2.1.8 DISCLOSURE. No representation or warranty of the Seller contained in this Agreement or the exhibits attached hereto (when read together and taken as a whole), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

         2.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer makes the following representations and warranties.

                  2.2.1 INVESTMENT PURPOSE. The Buyer is purchasing the Note for its own account as principal for investment only and not with a present view towards the public sale or distribution thereof, except pursuant TO SALES REGISTERED OR EXEMPTED FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") .

                  2.2.2 ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Note.

                  2.2.3 RELIANCE ON EXEMPTIONS.  The Buyer  understands that the
Note is being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, covenants, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Note.

                  2.2.4 INFORMATION. The Buyer has been furnished with all materials relating to the business, finances and operations of the Seller and materials relating to the offer and sale of the Note which have been requested by the Buyer. Buyer has been afforded the opportunity to ask questions of the Seller and has received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Buyer or any of its advisors or representatives shall modify, amend or affect the Buyer's right to rely on the Seller's representations and warranties contained in Section 2.1 above. The Buyer understands that its investment in the Note involves a significant degree of risk.

                  2.2.5 GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Note.

                  2.2.6 TRANSFER OR RESALE. The Buyer understands that (i) no public market now exists for the Note and that the Seller has made no assurances that a public market will ever exist for the Note, (ii) except as provided in the Registration Rights Agreement, the Note has not been and are not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, (b) the Buyer shall have delivered to the Seller an opinion of counsel (which opinion shall be reasonably satisfactory to the Seller) to the effect that the Note to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) or (d) except in connection with the exercise of the Option, (iii) any sale of such Note made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if Rule 144 is not applicable, any resale of such Note under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations thereunder, and (iv) neither the Seller nor any other person is under any obligation to register such Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

                  2.2.7 LEGENDS. The Buyer understands that the Note, and, until such time as the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the Conversion Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such
Note):

                           (i)      The following legend under the 1933 Act:

                  "THE NOTE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND EXCEPT FOR ANY TRANSFERS SPECIFICALLY AUTHORIZED UNER THE TERMS OF THE NOTE, MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED"; and

                           (ii) Any  other  legend  required  by the laws of any
state in which the Note will be

issued.

                  The legend set forth above shall be removed and the Seller shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Seller with an opinion of counsel, satisfactory to the Seller, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Seller with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act (or successor rule thereto) without restriction as to the number of Note acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                  2.2.8 AUTHORIZATION; ENFORCEMENT. The Buyer represents and warrants to the Seller that (i) the Buyer has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Note to be purchased by it and to carry out and perform all of its obligations under this Agreement, and (ii) this Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (2) as limited by equitable principles generally and (iii) to the extent that indemnification provisions in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

3.       DELIVERIES AT CLOSING.

         3.1  DELIVERIES BY BUYER.  Buyer shall  deliver the following  items to
Seller:

                  3.1.1 The Consideration, by wire transfer in immediately available funds .

                  3.1.2    An executed copy of this Agreement;

                  3.1.3 An executed copy of the Registration Rights Agreement.

         3.2 DELIVERIES BY SELLER. Seller shall deliver the following items:

                  3.2.1    The executed Note;

                  3.2.2    An executed copy of this Agreement;

                  3.2.3    An executed copy of the Registration Rights Agreement
                            ; and

                  3.2.4 An opinion of Seller's legal counsel, dated as of the Closing Date, in substantially the form as Exhibit C attached hereto

4.       COVENANTS.

         4.1 RESERVATION OF SHARES. Seller shall at all times have authorized and reserved for the purpose of issuance that number of shares of Common Stock equal to the Conversion Shares (as such number may be adjusted from time to time pursuant to the terms of the Note). If at any time the number of shares of Common Stock authorized and reserved for issuance is for any reason below the number of Conversion Shares, the Seller will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including without limitation calling a special meeting of shareholders to authorize additional shares to meet the Seller's obligations hereunder, and using its reasonable best efforts to obtain shareholder approval of an increase in such authorized number of shares.

         4.2 AMEX LISTING. Seller shall promptly secure the listing of the Conversion Stock authorized to be issued upon conversion of the Note upon the American Stock Exchange or such other national securities exchange or over-the-counter market upon which shares of Common Stock are then listed, and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of such shares of Common Stock.

5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants contained in this Agreement shall survive the Closing; provided, however, that a claim for a breach of a representation or warranty (but not for a breach of a covenant or agreement) must be brought within one (1) year of the execution of this Agreement. In the event Investor brings a claim within the one
(1) year period, such representations and warranties shall continue to survive solely with regard to such claim until such claim has been finally resolved and all indemnification rights with respect thereto have been satisfied.

6..      MISCELLANEOUS.

         6.1  ENTIRE  AGREEMENT.  This  Agreement  and the  documents  listed in
Section 3.2 (other than the opinion of Seller's legal counsel) represents the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended only by an instrument that is executed and authorized by all parties hereto.

         6.2 EXPENSES. Buyer and Seller will pay their own respective expenses, including attorneys' fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement.

         6.3 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

         6.4 GOVERNING LAW; CONSENT TO JURISDICTION. Except as stated below, this Agreement shall be governed by the laws of the State of Washington. The parties hereby irrevocably and unconditionally submit in any legal action or proceeding relating to this Agreement to the non-exclusive general jurisdiction of the courts of the United States located in the Western District of Washington and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court. In the event that the federal court selected by Cascade shall not have jurisdiction, Lynch agrees to submit to the jurisdiction of the courts of the State of Washington located in King County. In the event Investor transfers or assigns the Note to a person not an affiliate, then this Note shall be governed by and construed in accordance with the laws of the State of New York and the consent to jurisdiction in the State of Washington stated above is hereby revoked.

         6.5 NONWAIVER. The failure of either party to insist upon strict adherence to any one or more of the covenants and restrictions in this Agreement, on one or more occasion, shall not be construed as a waiver, nor deprive either party of the right to require strict compliance thereafter with the same.

         6.6 ATTORNEYS' FEES AND EXPENSES. In any suit or action brought to enforce this Agreement, or to obtain an adjudication, declaratory or otherwise, of rights hereunder, the losing party shall pay to the prevailing party reasonable attorneys' fees and all other costs and expenses that may be incurred by the prevailing party in such action.

         6.7 PUBLICITY. Seller shall not issue any public statement (such as press releases, letters to shareholders, speeches and similar statements) concerning the beneficial owner of Buyer without the prior written consent of the Buyer; provided, however, that such disclosure may be made if such approval has been requested and not received and the Seller concludes (after consulting with counsel) that it is required by law or stock exchange regulation to make such disclosure in a press release or other public statement. With respect to any press release issued by Seller, Seller shall use reasonable efforts to provide copies to Buyer prior to public dissemination thereof and shall incorporate Buyer's comments to such press release, if any, in good faith.

         6.8 NOTICES. Any notice required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective for five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Seller:

                  Lynch Interactive Corporation
                  401Theodore Fremd Avenue

                  Rye, NY  10580
                  Attn:  Robert Dolan

                  With copy to:

                  Mario J. Gabelli
                  One Corporate Center at Rye
                  555 Theodore Fremd Avenue
                  Rye, NY  10580

                  If to Buyer:

                  Cascade Investment LLC
                  2365 Carillon Point
                  Kirkland, WA  98033

                  Attn:  Michael Larson, Business Manager

                  With copy to:

                  Mark R. Beatty
                  Preston Gates & Ellis LLP
                  701 Fifth Avenue

                  Suite 5000
                  Seattle, WA  98104

         Each party shall provide notice to the other of any changes in address.

         (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

SIGNATURE PAGE - NOTE PURCHASE AGREEMENT

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first mentioned above.

SELLER                                           BUYER

LYNCH INTERACTIVE CORPORATION                    CASCADE INVESTMENT LLC

By ________________________________              By ____________________________
     Robert Dolan, Chief Financial Officer      Michael Larson, Business Manager